Exhibit 99.1

ADC Reports Third Quarter 2010 Financial Results

Net sales of $304.4 million. GAAP EPS of $0.68 including previously announced ARS settlement. Adjusted EPS of $0.21

MINNEAPOLIS--(BUSINESS WIRE)--August 4, 2010--ADC (NASDAQ: ADCT) today announced unaudited results for its third quarter ended July 2, 2010.

“We are pleased to announce another quarter of solid results,” said Robert E. Switz, chairman, president and chief executive officer of ADC. “These results were in line with our prior expectations and reflect good progress on previously announced efforts to drive improvements across our operations.”

“We continue executing on our strategy to align ADC’s business with the next generation network trends where customers are investing,” said Switz. “We remain focused on continuing to perform as a standalone business even as we begin planning for the process of bringing together ADC and Tyco Electronics to create a world leader in broadband connectivity.”

Third Quarter Fiscal 2010 Results
Due to a change in our fiscal year to September 30, ADC is comparing third quarter 2010 results announced today with the proforma results for the prior year’s third quarter ended June 26, 2009 and the reported results for the second quarter of fiscal 2010 ended April 2, 2010.

  ADC’s GAAP net earnings from continuing operations for the quarter were $75.9 million, or $0.68 per diluted share. This includes certain items totaling $55.2 million, which comprised, among others, a gain from our previously announced $56.5 million auction rate securities settlement. Excluding these items, non-GAAP (adjusted) net earnings for the quarter were $20.7 million, or $0.21 per share. A reconciliation of GAAP to non-GAAP financial measures and quarterly shares outstanding is provided later in this press release.
  In line with our expectations, net sales for the third quarter rose 4.9% to $304.4 million as compared to $290.3 million for the third quarter of fiscal 2009, and increased 11.1% compared to $274.0 million for the second quarter of 2010. The year-over-year and sequential increases reflect improving economic conditions as well as customer spending trends in many regions of the world.
  Third quarter gross margin was 37.1 percent compared to a gross margin of 35.2 percent during the same quarter of last year and 36.5 percent in the previous quarter. This margin improvement was driven primarily by the company’s ongoing efforts to increase efficiency across its operating cost structure, as well as higher volume and a favorable product mix.

  Operating expenses were $86.8 million compared to $80.3 million during the 2009 third quarter and $91.7 million during the second quarter of 2010. Excluding impairment and restructuring charges, intangible amortization and certain other charges from each period, adjusted operating expenses were $83.0 million compared to $73.2 million during the same quarter of last year and $81.8 million during the previous quarter.
  ADC ended the third quarter with $704.1 million of liquidity, which includes cash and available-for-sale securities but excludes restricted cash, remaining auction rate securities and borrowing capacity under the company’s credit facility. With approximately $650 million long term debt outstanding, ADC’s net cash position became positive during the quarter. The company generated $106.3 million of cash from operating activities from continuing operations during the first three fiscal quarters. This includes $56.5 million of cash resulting from the settlement of our previously announced auction rate securities claim. Details of ADC’s cash balance can be found in the data and statistics portion of this release.
  Days sales outstanding decreased 4.8 days from the previous quarter to approximately 56.9 days, while inventory turns were slightly better at 6.6 times.

Pending Acquisition by Tyco Electronics Ltd.
On July 12, 2010, ADC and Tyco Electronics entered into an Agreement and Plan of Merger under which Tyco Electronics agreed to acquire ADC. The transaction presently is expected to be completed during the first quarter of fiscal 2011. The consummation of the proposed transaction is subject to various closing conditions including the tender of a majority of ADC's shares, the expiration of the applicable waiting period under applicable antitrust laws and other customary conditions.

Fourth Quarter Fiscal 2010 Outlook
For its fourth quarter of fiscal 2010 ending September 30, 2010, ADC announces the following guidance:

  Net sales are expected to be within a range of $290-$310 million.
  GAAP diluted earnings per share are expected to be within a range of $0.08 to $0.18, which includes non-cash amortization expense of $0.04 per share and excludes potential non-cash charges or restructuring charges that the company cannot estimate at this time.

Conference Call and Webcast
ADC will discuss its third quarter 2010 results on a conference call scheduled for today, August 4, 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (866) 503-0778 and by international callers at (973) 200-3388 (conference ID number 86061656) or on the Internet at www.adc.com/investor, by clicking on events and presentations. Starting today at 7:45 p.m. Eastern time, the replay of the call can be accessed for approximately 7 days by domestic callers at (800) 642–1687 and by international callers at (706) 645-9291 or on the Internet at www.adc.com/investor, by clicking on events and presentations.

A copy of this news release can be accessed at: www.adc.com/investorrelations/newsandcommunications/earningsreleases/

ADC uses its website as a means to disclose non-public information about the company and for complying with its disclosure obligations under SEC Regulation FD. These disclosures are made within the Investor Relations section of ADC’s website. Investors should monitor the Investor Relations section of ADC’s website, in addition to following ADC’s press releases, SEC filings, and public conference calls and webcasts. Information on our website is not incorporated into our SEC filings.

About ADC
ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC's innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These statements may include, among others, statements regarding the proposed merger transaction with Tyco Electronics; future sales, earnings per share and other results of operations; statements about shareholder value; expectations or beliefs about the industry in which we operate and the macro economy generally; statements about our cost cutting initiatives; and statements pertaining in any way to the sufficiency of our cash balances and cash generated from operations. These statements could be impacted by a variety of factors, such as: uncertainties as to the timing of the merger transaction with Tyco Electronics; the possibility that various closing conditions for the merger transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the merger transaction on our relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the merger transaction may result in significant costs of defense, indemnification and liability; demand for equipment by telecommunications service providers and large enterprises; variations in demand for particular products in our portfolio and other factors that can impact overall margins; our ability to operate our business to achieve, maintain and grow operating profitability; our ability to reduce costs without adversely affecting our ability to serve our customers; changing regulatory conditions and macro-economic conditions, both in our industry and in local and global markets that can influence the demand for our products and services; fluctuations in the market value of our common stock, which can be caused by many factors outside of our control and could cause us to record impairment charges on our goodwill or other intangible assets in the future if our market capitalization drops below the book value of our assets for a continued time period; consolidation among our customers, competitors or vendors that can disrupt or displace customer relationships; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices regarding acquisitions and divestitures; our ability to integrate the operations of any acquired business; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we believe have the greatest potential; fluctuations in our operating results from quarter-to-quarter that can be caused by many factors beyond our control; financial problems, work interruptions in operations or other difficulties faced by customers or vendors that can impact our sales, sales collections and ability to procure necessary materials, components and services to operate our business; our ability to protect our intellectual property rights and defend against potential infringement claims; possible limitations that can arise if any of our products have design or manufacturing defects; our ability to obtain, and the prices of, raw materials, components and services; our dependence on contract manufacturers to make certain products as well as our reliance on our operation of a limited number of significant manufacturing facilities around the world; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; political, economic and legal uncertainties related to doing business in China and other developing countries; our ability to settle satisfactorily any litigation; and other risks and uncertainties including those identified in the section captioned Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2009 and as may be updated in Item 1A of our subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of non-GAAP and GAAP Financial Measures

Actuals
ADC Telecommunications, Inc.
Consolidated Non-GAAP Income and EPS Calculation - UNAUDITED
(In millions except per share amounts)

	FY2010				FY2009
	Q1	Q2	Q3	FY10	Q1	Q2	Q3	Q4	FY09
	1/1/2010	4/2/2010	7/2/2010	7/2/2010	12/26/2008	3/27/2009	6/26/2009	9/30/2009	9/30/2009

GAAP Income (Loss) from Continuing Operations Available to ADC Common Shareowners	$3.4	$(13.0)	$75.9	$66.3	$(47.7)	$(433.4)	$15.1	$(17.3)	$(483.3)

Diluted GAAP Income (Loss) from Continuing Operations Available to ADC Common Shareowners per Share	$0.04	$(0.13)	$0.68	$0.68	$(0.45)	$(4.49)	$0.16	$(0.18)	$(4.89)

Non-GAAP adjustments:
Cost of goods sold adjustments:
Outdoor Wireless Inventory Charge	-	-	-	-	10.8	-	-	-	10.8
ACX Inventory Charge	-	-	-	-	3.2	-	-	-	3.2
Total cost of goods sold adjustments:	-	-	-	-	14.0	-	-	-	14.0

Operating expenses adjustments:
Amortization of Purchased Intangibles	4.9	4.9	5.0	14.8	8.1	6.8	5.8	5.2	25.9
Restructuring Charges	9.2	4.4	(1.1)	12.5	8.5	3.8	4.2	26.1	42.6
Other Impairment Charges	0.1	0.6	(0.1)	0.6	4.1	0.5	(0.1)	0.6	5.1
Intangibles impairment	-	-	-	-	-	41.4	-	-	41.4
One-time opex adjustments	-	-	-	-	-	-	(3.2)	-	(3.2)
Goodwill impairment	-	-	-	-	-	366.2	0.4	-	366.6
Total operating expenses adjustments:	14.2	9.9	3.8	27.9	20.7	418.7	7.1	31.9	478.4

Other income (expense) adjustments:
Gain on Sale of RF signal management product line	(15.9)	-	-	(15.9)	-	-	-	-	-
Auction Rate Securities Adjustments	(0.2)	5.7	(59.0)	(53.5)	26.4	14.2	0.7	3.5	44.8
IP Access write-down	-	5.3	-	5.3	-	-	-	-	-
Venezuela Currency Devaluation	-	1.1	-	1.1	-	-	-	-	-
Impairment of investment in E-band Corp.	-	-	-	-	-	3.0	-	-	3.0
Total other income (expense) adjustments:	(16.1)	12.1	(59.0)	(63.0)	26.4	17.2	0.7	3.5	47.8

Provision (benefit) for income tax adjustments:
Tax benefit from Goodwill Impairment	-	-	-	-		(4.3)			(4.3)
Total provision (benefit) for income tax adjustments:	-	-	-	-	-	(4.3)	-	-	(4.3)

Total Non-GAAP adjustments:	$(1.9)	$22.0	$(55.2)	$(35.1)	$61.1	$431.6	$7.8	$35.4	$535.9

Non-GAAP Income (Loss) from Continuing Operations Available to ADC Common Shareowners	$1.5	$9.0	$20.7	$31.2	$13.4	$(1.8)	$22.9	$18.1	$52.6

Diluted non-GAAP Income (Loss) from Continuing Operations per Share	$0.02	$0.09	$0.21	$0.32	$0.13	$(0.02)	$0.24	$0.18	$0.53

Interest Expense for Convertible Notes
Diluted shares outstanding - adjusted	97.9	98.2	98.3	98.0	105.9	96.6	97.4	98.1	99.4

Reasons for Presenting Non-GAAP Measures. The consolidated non-GAAP net income and non-GAAP EPS calculations above contain non-GAAP financial measures. ADC utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. The non-GAAP financial measures ADC uses include non-GAAP net income from continuing operations and diluted non-GAAP net income from continuing operations per share. Non-GAAP net income from continuing operations is defined as net income from continuing operations excluding the items identified in the above table and the tax effect of these non-GAAP adjustments. These measures are used by some investors when assessing the performance of ADC. ADC believes the assessment of its operations excluding these items is relevant to the assessment of internal operations and comparisons to industry performance.

ADC believes these non-GAAP measures help illustrate ADC’s baseline performance before gains, losses or certain charges that are considered by ADC management to be outside of on-going operating results. Accordingly, ADC uses these non-GAAP measures to gain a better understanding of ADC’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. ADC believes these non-GAAP measures, when read in conjunction with ADC’s GAAP financial statements and notes to the financial statements, provide valuable information to investors.

Items Excluded From Non-GAAP Measures. As described above, the calculation of non-GAAP net income from continuing operations excludes items in the following categories:

Amortization of Purchased Intangibles. ADC excludes amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. ADC believes that providing a non-GAAP financial measure that excludes the amortization of acquisition-related intangible assets provides those reviewing ADC’s financial statements an enhanced understanding of historic and potential future financial results and also facilitates comparisons to the results of peer companies. Additionally, with respect to the amortization of acquisition-related intangible assets, if ADC had developed these intangible assets internally, the amortization of such intangible assets would have been expensed historically. ADC believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance. Amortization of acquisition-related intangibles will recur in future periods.

Restructuring and Related Impairment of Long-Lived Assets. ADC excludes these items because it believes that they are not related directly to the underlying performance of ADC’s core business operations. These items are expected to recur in future periods.

Other Non-GAAP Adjustments. ADC excludes these items because it believes that they are not related directly to the underlying performance of ADC’s core business operations. These items generally are not expected to recur in future periods.

Reconciliation of the numerators and denominators non-GAAP diluted income (loss) per share from continuing operations. On both a GAAP and Non-GAAP basis, we are required to use the “if-converted” method for computing diluted earnings per share with respect to the shares reserved for issuance upon conversion of our convertible notes. Under this method, we first calculate diluted earnings per share on both a GAAP and Non-GAAP basis by dividing net income by our total diluted outstanding shares, excluding shares reserved for issuance upon conversion of our outstanding notes. We then calculate diluted earnings per share on both a GAAP and Non-GAAP basis by adding back the interest expense and the amortization of financing expenses on the convertible notes to net income and then dividing this amount by our total diluted outstanding shares, including those shares reserved for issuance upon conversion of the notes. We then select the lower of the two earnings per share calculations on both a GAAP and Non-GAAP basis to represent our GAAP and Non-GAAP diluted earnings per share.

Limitations. Each of the non-GAAP financial measures described above, and used in this consolidated non-GAAP EPS calculation and the related conference call, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in ADC’s financial results for the foreseeable future. In addition, other companies, including other companies in ADC’s industry, may calculate non-GAAP financial measures differently than ADC does, limiting their usefulness as a comparative tool. ADC compensates for these limitations by providing specific information in the reconciliation included in this consolidated non-GAAP EPS calculation regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above and as required by law, ADC evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
(In millions, except earnings per share)

	Three Months Ended
		Proforma
	July 2, 2010	June 26, 2009	April 2, 2010

Net Sales	$304.4	$290.3	$274.0
Cost of Sales	191.4	188.1	174.1
Gross Profit	113.0	102.2	99.9
Operating Expenses:
Research and development	16.2	16.0	16.9
Selling and administration	71.8	59.7	69.8
Impairment charges	(0.1)	0.3	0.6
Restructuring charges	(1.1)	4.3	4.4
Total Operating Expenses	86.8	80.3	91.7
Operating Income (Loss)	26.2	21.9	8.2
Other Income (Expense), Net	51.5	(5.8)	(19.9)
Income (Loss) Before Income Taxes	77.7	16.1	(11.7)
Provision (Benefit) for Income Taxes	1.9	0.9	0.8
Income (Loss) from Continuing Operations	75.8	15.2	(12.5)
Discontinued operations, Net of Tax	(0.1)	(8.3)	(0.2)
Net Income (Loss)	$75.7	$6.9	$(12.7)
Net Income (Loss) Available to Non-Controlling Interest	(0.1)	0.1	0.4
Net Income (Loss) Available to ADC Common Shareowners	$75.8	$6.8	$(13.1)
Weighted Average Common Shares Outstanding - Basic	97.0	96.6	97.0
Weighted Average Common Shares Outstanding - Diluted	121.6	97.4	97.0
Basic Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$0.78	$0.16	$(0.13)
Discontinued operations available to ADC common shareowners	$-	$(0.09)	$(0.01)
Net income (loss) available to ADC common shareowners	$0.78	$0.07	$(0.14)
Diluted Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$0.68	$0.16	$(0.13)
Discontinued operations available to ADC common shareowners	$-	$(0.09)	$(0.01)
Net income (loss) available to ADC common shareowners	$0.68	$0.07	$(0.14)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
(In millions, except earnings per share)

	Nine Months Ended
		Proforma
	July 2, 2010	June 26, 2009

Net Sales	$844.0	$846.6
Cost of Sales	539.0	587.3
Gross Profit	305.0	259.3
Operating Expenses:
Research and development	49.4	50.3
Selling and administration	212.2	196.6
Impairment charges	0.6	412.4
Restructuring charges	12.5	16.6
Total Operating Expenses	274.7	675.9
Operating Income (Loss)	30.3	(416.6)
Other Income (Expense), Net	40.7	(56.7)
Income (Loss) Before Income Taxes	71.0	(473.3)
Provision (Benefit) for Income Taxes	4.1	(6.1)
Income (Loss) from Continuing Operations	66.9	(467.2)
Discontinued operations, Net of Tax	(14.9)	(20.0)
Net Income (Loss)	52.0	(487.2)
Net Income (Loss) Available to Non-Controlling Interest	0.6	(1.3)
Net Income (Loss) Available to ADC Common Shareowners	$51.4	$(485.9)
Weighted Average Common Shares Outstanding - Basic	96.9	99.6
Weighted Average Common Shares Outstanding - Diluted	98.0	99.6
Basic Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$0.68	$(4.68)
Discontinued operations available to ADC common shareowners	$(0.15)	$(0.20)
Net income (loss) available to ADC common shareowners	$0.53	$(4.88)
Diluted Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$0.68	$(4.68)
Discontinued operations available to ADC common shareowners	$(0.13)	$(0.20)
Net income (loss) available to ADC common shareowners	$0.53	$(4.88)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
BALANCE SHEET - UNAUDITED
(In millions)

		September
	July 2, 2010	30, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$449.2	$535.5
Available-for-sale securities	181.0	-
Accounts receivable, net	192.6	180.1
Unbilled revenue	31.3	17.5
Inventories, net	116.3	124.6
Prepaid and other current assets	36.6	33.3
Assets of discontinued operations	-	9.8
Total current assets	1,007.0	900.8

Property and equipment, net	147.9	162.8
Restricted cash	8.1	25.0
Goodwill	6.0	0.2
Intangibles, net	79.4	93.3
Long-term available-for-sale securities	85.3	75.4
Other assets	81.3	86.1
Total assets	$1,415.0	$1,343.6
LIABILITIES AND SHAREOWNERS' INVESTMENT
Current Liabilities:
Current portion of long-term debt	$0.3	$0.6
Accounts payable	82.2	83.0
Accrued compensation and benefits	78.2	57.8
Other accrued liabilities	80.4	63.8
Income taxes payable	3.1	5.9
Restructuring accrual	11.3	22.5
Liabilities of discontinued operations	0.4	2.5
Total current liabilities	255.9	236.1
Pension obligations and other long-term liabilities	78.8	95.6
Long-term notes payable	650.9	651.0
Total liabilities	985.6	982.7

Shareowners' Investment	429.4	360.9

Total liabilities and Shareowners' Investment	$1,415.0	$1,343.6

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS - UNAUDITED
(In millions)

	Nine Months Ended

	July 2, 2010	June 26, 2009

Operating Activities:
Income (loss) from continuing operations	$66.9	$(467.2)
Adjustments to reconcile income/(loss) from continuing operations to net cash provided by operating activities from continuing operations:
Inventory write-offs	5.2	23.7
Write-down of goodwill, intangibles and fixed assets	0.6	412.4
Write-down of available-for-sale securities	3.1	41.3
Restructuring charges	12.5	16.5
Depreciation and amortization	46.4	51.4
Provision for bad debt	1.0	2.0
Change in warranty reserves	(0.9)	1.5
Non-cash stock compensation	11.9	10.2
Change in deferred income taxes	(0.2)	(4.4)
(Gain)/loss on sale of property and equipment	1.3	(0.6)
Gain on sale of business	(15.9)	-
Gain on sale of investments	(2.2)	(0.4)
Write-down of cost method investments	5.3	3.0
Amortization of deferred financing costs	1.7	2.5
Other, net	4.8	5.1
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable and unbilled revenues (increase)/decrease	(32.3)	29.5
Inventories (increase)/decrease	(0.2)	20.2
Prepaid and other assets (increase)/decrease	(9.3)	0.8
Accounts payable increase/(decrease)	0.6	(6.3)
Accrued liabilities increase/(decrease)	6.0	(65.1)
Total cash provided by
operating activities from continuing operations	106.3	76.1
Total cash used for operating activities from discontinued operations	(4.1)	(7.2)
Total cash provided by operating activities	102.2	68.9
Investing Activities:
Acquisitions, net of cash acquired	(0.6)	(2.7)
Divestiture, net of cash disposed	11.9	-
Purchase of interest in unconsolidated affiliates	(1.0)	(1.2)
Property, equipment and patent additions	(21.8)	(28.0)
Proceeds from disposal of property and equipment	0.3	4.6
Decrease/(increase) in restricted cash	16.3	(7.9)
Purchase of available-for-sale securities	(214.3)	(52.0)
Proceeds from sale of available-for-sale securities	27.1	11.9
Other, net	-	1.1
Total cash used for investing activities from continuing operations	(182.1)	(74.2)
Total cash used for investing activities of discontinued operations	-	(0.1)
Total cash used for investing activities	(182.1)	(74.3)
Financing Activities:
Payments of financing costs	(1.6)	-
Debt payments	(0.5)	(2.0)
Common stock repurchase	-	(101.2)
Total cash used for financing activities	(2.1)	(103.2)
Effect of Exchange Rate Changes on Cash	(4.3)	(5.0)
Decrease in Cash and Cash Equivalents	(86.3)	(113.6)
Cash and Cash Equivalents, beginning of period	535.5	601.9
Cash and Cash Equivalents, end of period	$449.2	$488.3

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
SEGMENT INCOME AND STATISTICS - UNAUDITED
(In millions)

	Three Months Ended
		Proforma
	July 2, 2010	June 26, 2009	April 2, 2010

Net Sales by Segment
Global Connectivity Solutions	$230.1	$232.7	$214.0
Network Solutions	28.8	20.4	20.1
Professional Services	45.5	37.2	39.9
Total Net Sales by Segment	$304.4	$290.3	$274.0
Product Sales by Segment
Global Connectivity Solutions
Global Copper Connectivity	24%	26%	24%
Global Fiber Connectivity	36%	37%	35%
Global Enterprise Connectivity	14%	14%	16%
Wireline	2%	3%	3%
Total Global Connectivity Solutions	76%	80%	78%
Network Solutions	9%	7%	7%
Professional Services	15%	13%	15%
Total Product Sales by Segment	100%	100%	100%
Operating Income (loss) by Segment
Global Connectivity Solutions	$24.7	$28.0	$16.5
Network Solutions	(2.6)	(4.4)	(5.7)
Professional Services	2.9	2.9	2.4
Restructuring and Impairment Charges	1.2	(4.6)	(5.0)
Total Operating Income (loss) by Segment	$26.2	$21.9	$8.2

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
SEGMENT INCOME AND STATISTICS - UNAUDITED
(In millions)

	Nine Months Ended
		Proforma
	July 2, 2010	June 26, 2009

Net Sales by Segment
Global Connectivity Solutions	$645.5	$674.1
Network Solutions	74.2	58.8
Professional Services	124.3	113.7
Total Net Sales by Segment	$844.0	$846.6
Product Sales by Segment
Global Connectivity Solutions
Global Copper Connectivity	24%	28%
Global Fiber Connectivity	34%	35%
Global Enterprise Connectivity	15%	14%
Wireline	3%	3%
Total Global Connectivity Solutions	76%	80%
Network Solutions	9%	7%
Professional Services	15%	13%
Total Product Sales by Segment	100%	100%
Operating Income (loss) by Segment
Global Connectivity Solutions	$50.7	$34.0
Network Solutions	(13.1)	(27.3)
Professional Services	5.8	5.7
Restructuring and Impairment Charges	(13.1)	(429.0)
Total Operating Income (loss) by Segment	$30.3	$(416.6)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
OTHER GAAP DATA AND STATISTICS - UNAUDITED
(In millions)

		September 30,
	July 2, 2010	2009
Balance Sheet Data
Total Cash and Securities
Cash and cash equivalents	$449.2	$535.5
Short-term available-for-sale securities	169.6	-
Short-term auction-rate securities	11.4	-
Long-term available-for-sale securities	85.3	51.1
Long-term auction-rate securities	-	24.3
Restricted cash	8.1	25.0
Total Cash and Securities	$723.6	$635.9
Notes Payable
Current portion of long-term notes payable	0.3	0.6
Long-term notes payable	650.9	651.0
Total Notes Payable	$651.2	$651.6

Statistics	July 2, 2010	June 26, 2009	April 2, 2010
Days Sales Outstanding	56.9	56.4	61.7
Inventory turns - annualized	6.6	5.4	5.7

Gross Margin Reconciliation
Unaudited
(In millions)

The table below reconciles GAAP gross profit to Non-GAAP adjusted gross profit, illustrating the impact of certain Non-GAAP adjustments.

	Nine Months Ended
		Proforma
	July 2, 2010	June 26, 2009

GAAP gross profit	$305.0	$259.3
ADD Back:
Outdoor Wireless Inventory Charge	-	10.8
ACX Inventory Charge	-	3.2
Adjusted gross profit	$305.0	$273.3
Adjusted gross profit %	36.1%	32.3%

ADC-F

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or
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